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                              HCC INDUSTRIES INC.


                                                                    EXHIBIT 21.1


LIST OF REGISTRANT                       YEAR                STATE OF
  SUBSIDIARIES                       INCORPORATED         INCORPORATION
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Hermetic Seal Corporation               1994              Delaware

Glasseal Products, Inc.                 1970              New Jersey

Sealtron Acquisition Corp.              1986              Delaware

Sealtron, Inc.                          1986              Delaware

HCC Industries International            1985              California